NEWS RELEASE

For Immediate Release

Contact:	John Calmes Chief Financial Officer (864) 298-9800

WORLD ACCEPTANCE CORPORATION

POSTPONES SENIOR NOTES OFFERING

GREENVILLE, S.C. (May 15, 2015) – World Acceptance Corporation (NASDAQ: WRLD) (the “Company”) today announced it has postponed its planned private offering of $250 million in senior notes, which it had previously announced on May 8, 2015. “While we are interested in diversifying our capital structure in order to maintain long-term flexibility, we can afford to be patient, as this offering was opportunistic in nature,” said Sandy McLean, Chief Executive Officer. “While a transaction could have been completed, we believe that the terms could be more favorable in the future, and we will potentially revisit an offering as appropriate.”

This press release is neither an offer to sell nor the solicitation of an offer to buy the notes or any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offer, solicitation or sale is unlawful.

About World Acceptance Corporation

World Acceptance Corporation is one of the nation’s largest small-loan consumer finance companies, operating 1,320 offices in 15 states and Mexico. It is also the parent company of ParaData Financial Systems, a provider of computer software solutions for the consumer finance industry.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended that represent the Company’s expectations or beliefs concerning future events. Statements other than those of historical fact, as well as those identified by the words “anticipate,” “estimate,” “intend,” “intention,” “plan,” “expect,” “believe,” “may,” “will,” and “should” or any variation of the foregoing and similar expressions are forward-looking statements. Such forward-looking statements are about matters that are inherently subject to risks and uncertainties. Actual results may differ materially from those reflected in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements is contained under the heading of “Risk Factors” listed from time to time in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended March 31, 2014 and in Exhibit 99.1 to its Current Report on Form 8-K filed May 8, 2015. The Company does not undertake any obligation to update any forward-looking statements it makes and is not responsible for changes made to this press release by wire services or Internet Services.